Exhibit 99.(q)(4)

GUARDIAN VARIABLE PRODUCTS TRUST – POWER OF ATTORNEY

The undersigned Trustees and Officers of Guardian Variable Products Trust hereby separately constitute and appoint each of Corey F. Rose, James V. Catano, Kathleen M. Moynihan and John H. Walter, jointly and severally, as the undersigned’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place, and stead, in any and all capacities, to sign the Registration Statement on Form N-1A under the Securities Act of 1933 and the Investment Company Act of 1940 of Guardian Variable Products Trust (File Nos. 333-210205 and 811-23148) and any and all amendments to such Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys in-fact, or substitute or substitutes therefor, may do or cause to be done by virtue thereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

WITNESS my hand on the date set forth below.

Name	Title(s)	Date

/s/ Michael Ferik	Chairman and Trustee	January 25, 2023
Michael Ferik

/s/ Dominique Baede	President (Principal Executive Officer)	January 25, 2023
Dominique Baede

/s/ Bruce W. Ferris	Trustee	January 25, 2023
Bruce W. Ferris

/s/ Theda R. Haber	Trustee	January 25, 2023
Theda R. Haber

/s/ Marshall Lux	Trustee	January 25, 2023
Marshall Lux

/s/ Richard T. Potter	Trustee	January 25, 2023
Richard T. Potter

/s/ John Walters	Trustee	January 25, 2023
John Walters

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